                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------

In accordance with rule 13d-(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock. $.01 par value (the "Common Stock"), of Family Steak Houses of Florida Inc., a Florida corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 23, 1999.

                    /s/ GLEN F. CEILEY
                    ---------------------------
                    Glen F. Ceiley

                    Bisco Industries, Inc.

                    /s/ GLEN F. CEILEY
                    ---------------------------
                    Name:  Glen F. Ceiley
                    Title: President

                    Bisco Industries, Inc.
                    Profit Sharing and Savings Plan

                    /s/ GLEN F. CEILEY
                    ---------------------------
                    Name:  Glen F. Ceiley
                    Title: Trustee

                    /s/ ZACHARY CEILEY
                    ---------------------------
                    Zachary Ceiley

                                      11